LICENSE AND TECHNICAL ASSISTANCE AGREEMENT


         THIS LICENSE AND TECHNICAL ASSISTANCE AGREEMENT ("Agreement") is made and entered into as of October 6, 2000 ("Effective Date"), by and between SITEK, INC., a Delaware corporation, having principal offices at 214 East Hacienda
Avenue, Campbell, CA 95008 ("SITEK"), and OPTICNET, INC., a Delaware corporation, having principal offices at One Post Street, Suite 2500, San Francisco, CA 94104 ("OpticNet").

         WHEREAS,   SiTek  has  developed  certain   proprietary  silicon  micro
electromechanical systems ("MEMs") technology and operates an equipped and staffed MEMs fabrication facility;

         WHEREAS, OpticNet has proprietary designs for optical components using MEMs and intends to build and market systems based on said optical products;

         WHEREAS, OpticNet desires to obtain certain MEMs technical assistance and support services from SiTek;

         WHEREAS, SiTek desires to provide the MEMs technical assistance and support services requested by OpticNet on the terms set forth herein;

         NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, the parties hereto agree as follows:

1.       DEFINITIONS.

         1.1 "Designs" shall mean any of OpticNet's proprietary designs for optical components using MEMs for use in the OpticNet Market and any other design created by OpticNet related to the OpticNet Market.

         1.2 "Fabricated Designs" shall mean any Designs or elements of Designs fabricated by Sitek or OpticNet with SiTek technical assistance and support or using the SiTek Process pursuant to the terms of this Agreement.

         1.3 "Milestones" means the target specifications of the Fabricated Design and any other deadlines or targets established by OpticNet.

         1.4   "OpticNet   Market"  shall  mean  the   telecommunications   data
transmission market.

         1.5 "OpticNet Products" shall mean products manufactured by or for OpticNet incorporating the Fabricated Designs manufactured pursuant to this Agreement.

         1.6 "Project" means all work and effort in the performance of a Statement of Work in connection with this Agreement.

         1.7 "Project Technology" shall mean any Technology or inventions, and improvements thereto, conceived and reduced to practice or otherwise discovered or developed by either or both of the parties in connection with producing the Fabricated Designs.


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         1.8 "Proprietary  Rights" shall mean patent rights,  trademark  rights, copyrights, mask work rights, trade secret rights and similar intellectual property rights, and all applications and registrations therefor.

         1.9 "SiTek Components" shall mean MEMs components based on SiTek Technology manufactured by or for SiTek.

         1.10 "SiTek Process" shall mean the proprietary silicon micromachining processes developed by SiTek, including but not limited to, silicon wafer fusion bonding, deep reactive ion plasma etching of silicon wafers and deep via lithography for electric interconnects.

         1.11 "SiTek Technical Assistance and Support Services" shall mean the provision by SiTek to OpticNet of assistance and advice in understanding the SiTek Technology and access to SiTek's MEMs production capabilities in producing the Fabricated Designs.

         1.12 "SiTek Technology" shall mean all Technology, including but not limited to the SiTek Process and SiTek Components, owned or developed by or for SiTek prior to the Effective Date and all Technology developed by or for SiTek independently of the development efforts undertaken pursuant to this Agreement.

         1.13 "Specifications" shall mean the specifications and technical descriptions of the Designs in any SOW.

         1.14 "Statement of Work" or "SOW" shall mean the development plan, specifications, Milestones and schedule for the Fabricated Designs as specified by OpticNet and as modified, supplemented or subsequently established by OpticNet.

         1.15 "Technology" means all foreign and domestic patents, patent applications, patent rights, know-how, trade secrets, copyrights, technical data, inventions (whether patentable or not), discoveries, designs, specifications, plans, works of authorship, techniques, methods, processes, test procedures and all other scientific or technical information or materials, in whatever form.

2.       PROJECT DEVELOPMENT.

         2.1 Manufacture of the Fabricated Designs. SiTek shall use commercially reasonable efforts to manufacture or support the manufacture by OpticNet of the Fabricated Designs according to any SOW provided by OpticNet. SiTek and OpticNet shall perform the manufacturing work at SiTek's fabrication facilities. SiTek shall provide sufficient resources (including access to personnel, equipment and technical information and expertise) to accomplish the Milestones in accordance with any SOW.

         2.2 Technical Assistance and Support.

                  (a) SiTek Technical Assistance. Following any transfer of SiTek Technology to OpticNet pursuant to Section 2.3 hereto, and from time to time thereafter until termination of this Agreement (other than under Section 10.2(a)), SiTek shall provide SiTek Technical Assistance and Support Services requested by OpticNet. SiTek will provide a reasonable level


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of  technical  support  to  OpticNet  to ensure  the  OpticNet  Products  can be manufactured effectively. Any assistance provided after termination of this Agreement shall be at OpticNet's expense at SiTek's then applicable standard rates.

                  (b) OpticNet Technical Assistance. OpticNet shall use commercially reasonable efforts (i) to collaborate with and assist SiTek with the development of the Products to accomplish the Milestones in accordance with any SOW and (ii) to provide data and technical support as reasonably requested by SiTek in connection with the Project. OpticNet, at its own cost and expense, will allocate sufficient resources to provide such assistance and support.

         2.3 Transfer of Technical Information and Materials. The parties shall freely share with each other all technical information in connection with the Project. From time to time as each party may request (but, in any event, at any termination or expiration of this Agreement), each party shall disclose and transfer to the other party as soon as possible (and in any event delivery, disclosure and transfer must be fully completed within two (2) weeks of such request, termination or expiration) all technical and other information and materials relating to the Project. Upon termination of this Agreement by OpticNet pursuant to Section 10.2 below, or in the event SiTek unilaterally terminates this Agreement pursuant to Section 10 prior to commercialization by OpticNet of an OpticNet Product incorporating the Fabricated Designs or SiTek Technology; then, in such case, SiTek, promptly after written request from OpticNet, shall license the SiTek Technology to OpticNet or its designee to the extent necessary to allow OpticNet or its designee to manufacture the Fabricated Designs and OpticNet Products developed by OpticNet pursuant to this Agreement. The parties agree to enter into good faith negotiations to adequately compensate SiTek for such license of such SiTek Technology.

         2.4 Project Delays; Project Failure. If at any time during the course of the Project, SiTek anticipates that it will not be able to timely provide the SiTek Technical Assistance and Support Services contemplated by this Agreement or any SOW despite SiTek's good faith commercially reasonable efforts to do so, SiTek shall promptly so notify OpticNet in writing specifying the reasons for delay. From and after such notice, the parties shall cooperate and use diligent efforts to solve the problems identified, and the Milestone dates or other deadlines may, with OpticNet's written approval, be set back for as long a period as is required to solve the problems so identified; provided, however, that if, for any reason other than due to the fault of OpticNet, SiTek does not use or ceases to use commercially reasonable efforts to provide SiTek Technical Assistance and Support Services, then OpticNet may terminate this Agreement immediately on written notice pursuant to Section 10.2(a) below.

         2.5 Production of OpticNet Products. OpticNet shall have the right, in its sole discretion, to engage third parties to manufacture the OpticNet Products (a "Third Party Contract"). In the event OpticNet decides to enter into a Third Party Contract, OpticNet shall, whenever feasible, applying its reasonable commercial judgment, consider utilizing SiTek for such work.


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3.       OWNERSHIP OF INTELLECTUAL PROPERTY

         3.1 Ownership of SiTek Technology. As between the parties, SiTek shall own all Proprietary Rights in and to all SiTek Technology, including, without limitation, all Project Technology consisting of or incorporating any SiTek Technology.

         3.2 Ownership of Technology Benefiting the OpticNet Market. In the event that Project Technology that would otherwise be owned by SiTek pursuant to the provisions of Section 3.1, has application primarily within OpticNet Market, OpticNet shall own such Project Technology ("OpticNet Technology"). SiTek hereby assigns any and all Proprietary Rights to such OpticNet Technology (except its rights in any SiTek Technology incorporated therein) to OpticNet and shall execute any instrument reasonably necessary to evidence or perfect such assignment. Notwithstanding the foregoing, nothing in this Section shall be construed as granting to OpticNet an assignment of any rights in any SiTek Technology.

         3.3 Ownership of Project Technology. Subject to Sections 3.1 and 3.2, the parties shall jointly own all Project Technology; provided however, that OpticNet shall exploit its ownership interest in such Project Technology solely within the OpticNet Market, and SiTek shall exploit its ownership interest in such Project Technology solely outside the OpticNet Market.

         3.4 Ownership of the Designs. As between the parties, OpticNet shall own all Proprietary Rights in and to the Designs. Nothing in this Agreement shall be construed as granting to SiTek an assignment of any rights in any Designs.

         3.5 Ownership of the Fabricated Designs and OpticNet Products. Subject to Sections 3.1, 3.2 and 3.3, OpticNet shall have all right, title and interest in and to the Fabricated Designs and OpticNet Products.

         3.6 Patent Prosecution and Maintenance.

                  (a) Patent Rights in OpticNet or SiTek Technology. Each party shall be solely responsible for and shall control the preparation, filing, prosecution, grant and maintenance of all patent applications and rights with respect to its respective Technology.

                  (b) Patent Rights in Project  Technology.  Subject to Sections
3.1 and 3.2, the parties shall share joint responsibility for the preparation, filing, prosecution, grant and maintenance of all patent applications and rights with respect to Project Technology.

                  (c) Patent Rights in the Fabricated Designs and OpticNet Products. OpticNet shall be solely responsible for and shall control the preparation, filing, prosecution, grant and maintenance of all patent applications and rights with respect to the Fabricated Designs and OpticNet Products.

                  (d) Mutual Assistance. Each party shall make available to the other or the other's authorized attorneys, agents or representatives, the party's employees, agents or consultants and any necessary and appropriate assistance to enable the other to file, prosecute and maintain patent applications and resulting patents with respect to any Project Technology, Fabricated Designs or OpticNet Products and the use of the OpticNet Products for a period of time sufficient for a party to obtain the assistance it needs from such personnel. Where


                                       4.

appropriate, the parties shall sign or cause to have signed all documents relating to said patent applications or patents at no charge to the other party.

4.       LICENSE GRANTS

         4.1 License of SiTek Technology. Subject to the terms and conditions of this Agreement, SiTek hereby grants to OpticNet an exclusive (even as to SiTek), worldwide, perpetual, royalty-free license (except as set forth in Section 5.1 below) to use the SiTek Technology, to make, have made, develop, produce, use, import, sell, offer for sale, market and distribute (through subdistributors and other channels) the Fabricated Designs and OpticNet Products within the OpticNet Market. As provided in Section 2.5 above, OpticNet shall, in good faith, consider using SiTek as an alternative source for OpticNet Products not manufactured by OpticNet. OpticNet's license to the SiTek Technology shall extend solely to use in the OpticNet Market, and nothing in this Agreement shall be construed as granting to OpticNet the right to use the SiTek Technology in any field other than the OpticNet Market. SiTek may use the SiTek Technology in the Optic Market solely for the purpose of fulfilling a Third Party Contract awarded to SiTek by OpticNet, and may sublicense the SiTek Technology to a subcontractor of SiTek solely for the purpose of fulfilling such a Third Party Contract.

         4.2 License of OpticNet Technology. Subject to the terms and conditions of this Agreement, OpticNet hereby grants to SiTek an exclusive (even as to OpticNet) worldwide, perpetual, royalty-free license to use the OpticNet Technology and improvements thereto to make, have made, develop, produce, use, import, sell, offer for sale, market and distribute (through subdistributors and other channels) products outside the OpticNet Market. SiTek's license to the OpticNet Technology and improvements thereto shall extend solely to use outside the OpticNet Market, and nothing in this Agreement shall be construed as granting to SiTek the right to use the OpticNet Technology in any manner within OpticNet Market.

         4.3 Restrictions on Sublicenses. OpticNet shall have no right to sublicense, cross-license, or otherwise transfer any Proprietary Rights in any SiTek Technology to any third party, as a standalone product or process. However, OpticNet shall have the full right to sublicense, cross-license, or otherwise transfer elements of the SiTek Technology to any third party for sale or use in the OpticNet Market without obtaining a separate license from SiTek for such SiTek Technology; provided, however, that (i) the SiTek Technology is an embedded element of an OpticNet Product and such third party shall be restricted from extracting or using the SiTek Technology separately from such OpticNet architecture; (ii) the SiTek Technology is used solely for the manufacture, use or sale of OpticNet Products alone or in connection with third party products in the OpticNet Market; and (iii) OpticNet pays SiTek the royalty set forth in Section 5.1 below (an "Authorized Sublicense").

         4.4 Updates and Improvements. During the term of this Agreement, each party will provide the other party with all improvements, upgrades and updates to SiTek Technology or Project Technology, as and when such upgrades and updates are available. Each party will reimburse the other for reasonable out-of-pocket costs associated with transferring such upgrades and updates.


                                       5.

5.       LICENSE FEES , PROJECT FEES, PAYMENTS AND AUDIT RIGHTS

         5.1 License Fee for SiTek Technology. In the event OpticNet grants a sublicense of the SiTek Technology in accordance with Section 4.3 above, OpticNet shall pay SiTek a royalty equal to fifty (50) percent of the sublicense fee collected by OpticNet.

         5.2 Royalty-Free Licenses for Third Party Contracts. To the extent OpticNet enters into a Third Party Contract with a party other than SiTek to manufacture OpticNet Products solely for OpticNet, any limited license to the SiTek Technology granted in connection therewith to perform such work shall be royalty-free as between OpticNet and SiTek. To the extent that SiTek grants any limited license in the SiTek Technology to a subcontractor solely to perform Third Party Contract work for OpticNet, such limited license shall be royalty-free as between OpticNet and SiTek.

         5.3 License Reports. In connection with any licenses or contracts subject to Sections 5.1 and 5.2 above, OpticNet shall prepare and deliver, within thirty (30) days of the last day of each calendar quarter during the term of this Agreement, a written report ("License Report") which shall describe: (i) all Authorized Sublicenses granted by OpticNet during the immediately preceding calendar quarter; (ii) all Third Party Contracts entered into by OpticNet during the immediately preceding calendar quarter; (iii) all revenue owed and received in connection therewith; and (iv) such other information as SiTek may reasonably request.

         5.4 License Payments. OpticNet shall, at the time it submits a License Report, pay to SiTek through electronic transfer (as designated by SiTek) the total royalty due to SiTek as set forth in such License Report.

         5.5 Project Budget. SiTek and OpticNet shall agree on fully-burdened hourly labor rates (including a reasonable fee) for each major category of labor to be supplied by SiTek to OpticNet in support of this Agreement as well as a monthly usage fee for use of SiTek's facility and MEMs production equipment for the completion of the Project contemplated by this Agreement.

         5.6 Project Billing and Payment. SiTek shall submit to OpticNet a written invoice on a monthly basis for its actual labor hours incurred performing any SOW at the agreed upon labor billing rates and facility and equipment usage fees. OpticNet's payment shall be due within 30 days after the receipt of SiTek's invoice.

         5.7 Audit Rights. OpticNet shall keep accurate books of account and records covering all transactions relating to this Agreement, and SiTek or its designee shall have the right at all reasonable business hours upon 48 hours advance notice to OpticNet to make complete verifications, examinations and audits of said books of account and records and all other documents and material in the possession or under the control of the other party relating to this Agreement, and shall have reasonable access thereto on OpticNet's premises for said purposes and for the purpose of making extracts therefrom. OpticNet's books of account and records shall be considered confidential, Proprietary Information as defined in Section 7. If, as a result of any verification, examination and/or audit, it is determined that there is a deficiency or discrepancy in the payment of any amounts under this Agreement, then the party owing such amount shall


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

immediately pay such amount, with interest, to the other party. SiTek's costs and expenses arising out of such verifications, examinations and audits shall be borne by SiTek; provided, however, that in the event that as a result of any such verification, examination and/or audit, the amount due from OpticNet to SiTek shall be increased by more than 5%, OpticNet shall reimburse SiTek for the costs and expenses thereof incurred by SiTek or its designee. All books and records of OpticNet covering transactions relating to this Agreement shall be kept available until at least three (3) years after such transactions.

6.       REPRESENTATIONS AND WARRANTIES.

         6.1 By SiTek. SiTek represents and warrants to OpticNet as follows:

                  (a) This Agreement has been duly authorized, executed and delivered by SiTek and constitutes a valid and binding obligation of SiTek, enforceable in accordance with its terms.

                  (b) To the best knowledge of SiTek, the SiTek Technology in general, and when used in accordance with the licenses granted under this Agreement, does not and will not infringe any patent, copyright, trade secret or other proprietary right of any third party.

                  (c) Any Fabricated Designs and SiTek Components provided by SiTek shall be substantially in compliance with the Specifications.

         6.2 By OpticNet. OpticNet represents and warrants to SiTek as follows:

                  (a) OpticNet represents and warrants to SiTek that this Agreement has been duly authorized, executed and delivered by OpticNet and constitutes a valid and binding obligation of OpticNet enforceable in accordance with its terms.

                  (b) To the best knowledge of OpticNet, the Designs do not and will not infringe any patent, copyright, trade secret or other proprietary right of any third party.

         6.3 WARRANTY DISCLAIMER. EXCEPT FOR THE LIMITED WARRANTIES SET FORTH IN SECTIONS 6.1 AND 6.2 ABOVE, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHETHER EXPRESSED OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO ITS PRODUCTS OR SERVICES OR THE DELIVERABLES, AND HEREBY DISCLAIMS ALL SUCH OTHER WARRANTIES INCLUDING ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, AND NON-INFRINGEMENT.

7.       CONFIDENTIALITY

         The parties acknowledge that the Designs and Technology identified in this Agreement constitute Proprietary Information (defined below). In addition each party agrees that all inventions (whether or not patentable), trade secrets, ideas, processes, formulas, materials, chemicals, technology, know-how and all other business, technical and financial information it obtains from the other are the confidential property of the disclosing party ("Proprietary


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

Information" of the disclosing party). Except as expressly allowed in this Agreement the receiving party will hold in confidence and not use or disclose any Proprietary Information of the disclosing party during the term of this Agreement and for a period of five (5) years after termination of this Agreement, and its employees shall be similarly bound. The receiving party shall not be obligated under this Section 7 with respect to any information the receiving party can document:

                  (a) is or has become readily publicly available through no fault of the receiving party or its employees or agents; or

                  (b) is received from a third party lawfully in possession of such information and lawfully empowered to disclose such information and provided the receiving party abides by all restrictions, if any, imposed by such third party; or

                  (c) was rightfully in the possession of the receiving party prior to its disclosure by the other party provided the receiving party abides by all restrictions, if any, imposed on its possession of such information; or

                  (d) was independently developed by employees or consultants of the receiving party without use of or access to Proprietary Information of the disclosing party; or

                  (e) is necessary in the filing of any patent application.

Notwithstanding the foregoing, the receiving party may disclose Proprietary Information to the extent it is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory registration, approval or license, or pursuant to the lawful requirement or request of a governmental entity or agency, provided that reasonable measures are taken to obtain confidential treatment thereof and to guard against further disclosure.

8.       LIMITATION OF LIABILITY.

         EXCEPT FOR EACH PARTY'S OBLIGATIONS WITH RESPECT TO CONFIDENTIALITY, INDEMNIFICATION AND ANY INTELLECTUAL PROPERTY, NEITHER PARTY WILL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES.

9.       INDEMNIFICATION.

         9.1 By SiTek. Subject to Section 9.3 below, SiTek shall indemnify, defend and hold OpticNet and its officers, directors, agents and employees harmless from liability resulting from infringement by the SiTek Technology of any patent, copyright, or misappropriation of any trade secret or violation of any third party proprietary rights, provided SiTek is promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance at SiTek's cost and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise.


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

         9.2  By  OpticNet.   Subject  to  Section  9.3  below,  OpticNet  shall
indemnify, defend and hold SiTek and its officers, directors, agents and employees harmless from liability resulting from infringement by the Designs of any patent, copyright, or misappropriation of any trade secret or violation of any third party proprietary rights, provided OpticNet is promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance at OpticNet's cost and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise.

         9.3 Limitations. The rights granted to the parties under this Section 9 shall be the sole and exclusive remedy for any alleged infringement by material or services provided by the parties of any patent, copyright, trademark or other proprietary right. SiTek will have no liability or obligation to OpticNet under this Section 9 if any alleged patent or copyright infringement or claim thereof is based upon the modifications made by OpticNet to SiTek's software, hardware or other Technology, use of such Technology in connection with the combination of equipment, devices, or software not delivered by SiTek or other combinations for which it was designed (if such infringement or claim could have been avoided by the use of such technology with other equipment, devices or software) or use of any of SiTek's software, hardware, products or Technology in a manner for which it was not intended or use of other than the most current release of any software or hardware product if such claim could have been prevented by proper use of the most current version.

10.      Term and Termination.

         10.1 Term. This Agreement will commence as of the Effective Date and, unless terminated as provided below, shall continue in effect for five (5) years ("Initial Term"). Thereafter the Agreement will automatically renew for consecutive one (1) year terms ("Renewal Terms") beginning on each anniversary of the Effective Date, unless either party shall have given notice of termination upon sixty (60) days' written notice prior to the end of the then-current Initial or Renewal Term.

         10.2 Termination for Cause. This Agreement may be terminated in its entirety by a party upon the occurrence of any of the following events:

                  (a) Immediately by OpticNet upon written notice to SiTek if SiTek does not use or ceases to use commercially reasonable efforts to provide SiTek Technical Assistance and Support Services or support any SOW;

                  (b) By a party upon sixty (60) days' written notice if there has been a material breach of any representation, warranty, covenant or obligation contained in this Agreement on the part of the other party; provided, however, that, notwithstanding anything else to the contrary, in the event of a termination by SiTek pursuant to this Section 10.2(b), SiTek will not be obligated to continue development work after it gives notice of termination unless the breach is timely cured during such period;

                  (c) If the other party ceases to do business, or otherwise terminates its business operations;


                                       9.

                  (d) If the other party shall fail to promptly secure or renew any license, registration, permit, authorization or approval necessary for the conduct of its business in the manner contemplated by this Agreement, or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within sixty (60) days or if reinstatement is not possible within sixty (60) days, diligent efforts are not being made to effect such reinstatement; or

                  (e) If the other party shall seek protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within one hundred and twenty (120) days).

         10.3 No Liability for Termination. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such party which complies with the terms of this Agreement, whether or not such party is aware of any such damage, loss or expenses.

         10.4 Effect of Termination. In addition to provisions that by their terms survive termination, the following provisions shall survive the expiration or termination of this Agreement: Sections 2.3, 3, 5, 6, 7, 8, 9, 10, and 11. In addition, all remedies for any breaches hereunder will also survive. Each party will promptly return all Proprietary Information of the other (and all copies and abstracts thereof, except to the extent necessary to continue to exercise the licenses hereunder and except that one (1) copy may be retained and shall be kept in its legal archives for legal record keeping purposes only) that it is not entitled to under the surviving terms of this Agreement.

         10.5 Licenses Upon Termination.

                  (a) Upon termination of this Agreement by OpticNet pursuant to
Section 10.2(a) above: (i) OpticNet shall have, under all of SiTek's rights in the SiTek Technology an exclusive, worldwide, perpetual, license to use, make, have made, develop, produce, import, sell, offer for sale, market, distribute and use SiTek Technology for use with the Fabricated Designs or OpticNet
Products in the OpticNet Market; and (ii) OpticNet shall have the right to sublicense the SiTek Technology, including the SiTek Technology, to third parties to continue the Project and the development of the Fabricated Designs and OpticNet Products on behalf of OpticNet (provided that such third party is bound to Section 7).

                  (b) Upon termination of this Agreement by OpticNet pursuant to
Section 10.2(a) above, (i) SiTek agrees that OpticNet, its affiliates, agents and customers will be immune from suit by SiTek under the SiTek Technology (including without limitation all related technical information and know-how shared or supplied by SiTek under this Agreement through the effective date of such termination and (ii) SiTek further agrees and covenants not to sue OpticNet or its affiliates, agents or customers for infringement related to any use of the SiTek Technology.


                                       10.

         10.6 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

11.      GENERAL.

         11.1 Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in any particular instance and either retroactively or prospectively) only with the written consent of both parties. However, it is the intention of the parties that this Agreement be controlling over additional or different terms of any purchase order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments of any provision of this Agreement shall be effective only if made by non-pre-printed agreements signed by both parties and clearly understood by both parties to be an amendment or waiver. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

         11.2 Governing Law and Legal Actions. This Agreement shall be governed by and construed under the laws of the State of California and the United States without regard to conflicts of laws provisions thereof. Unless otherwise elected by OpticNet in writing for a particular instance (which OpticNet may do at its option), the sole jurisdiction and venue for actions related to the subject matter hereof shall be the California state and U.S. federal courts having within their jurisdiction the location of OpticNet's principal place of business. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by California state or U.S. federal law. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

         11.3 Headings. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

         11.4 Notices. Any notice or other communication required or permitted to be made or given to either party under this Agreement shall be deemed sufficiently made or given on the date of delivery if delivered in person or by overnight commercial courier service with tracking capabilities with costs prepaid, or three (3) days after the date of mailing if sent by certified first class U.S. mail, return receipt requested and postage prepaid, at the address of the parties set forth below or such other address as may be given from time to time under the terms of this notice provision:

                  If to SiTek:                       SiTek, Inc.
                                                     214 East Hacienda Avenue
                                                     Campbell, CA 95008
                                                     Attention:  President

                  If to OpticNet:                    OpticNet, Inc.
                                                     One Post Street, Suite 2500
                                                     San Francisco, CA 94104
                                                     Attention:  President


                                      11.

         11.5  Entire   Agreement.   This  Agreement   constitutes   the  entire
understanding and agreement with respect to the subject matter hereof and supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Agreement and all past dealing or industry custom.

         11.6 Severability. If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

         11.7 Relationship of parties. Nothing contained herein shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties. The parties' relationship will be that of independent contractors. The parties hereto expressly understand and agree that each is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith.

         11.8 Assignment. This Agreement and the rights hereunder are not transferable or assignable without the prior written consent of the parties hereto, except for rights to payment and except to a person or entity who acquires all or substantially all of a party's stock, assets or business to which this Agreement pertains, whether by sale, merger, acquisition or otherwise.

         11.9 Publicity and Press Releases. Except to the extent necessary under applicable laws or for ordinary marketing purposes, the parties agree that no press releases or other publicity relating to the substance of the matters contained herein will be made without approval by both parties. A press release announcing this Agreement will be jointly developed and released by the parties.

         11.10 Force Majeure. No liability or loss of rights hereunder shall result to either party from delay or failure in performance caused by an event of force majeure (that is, circumstances beyond the reasonable control of the party affected thereby, including, without limitation, acts of God, fire, flood, war, government action, compliance with laws or regulations (including, without limitation, those related to infringement), strikes, lockouts or other serious labor disputes, or shortage of or inability to obtain material or equipment) for so long as such event of force majeure continues in effect.

         11.11 Remedies. Except as otherwise expressly stated in this Agreement, the rights and remedies of a party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights of full termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

         11.12 Compliance with Law; Export Control. Each party agrees to comply with the U.S. Foreign Corrupt Practices Act (regarding among other things, payments to government officials) and all export laws, restrictions, national security controls and regulations of the United States or other applicable foreign agency or authority, and not to export or re-export, or allow the export or re-export of any Proprietary Information or any copy or direct product thereof in violation of any such restrictions, laws or regulations, or to any Group D:1 or E:2 country (or any


                                      12.

national of such country) specified in the then current Supplement No. 1 to Part 740, or, in violation of the embargo provisions in Part 746, of the U.S. Export Administration Regulations (or any successor regulations or supplement), except in compliance with and with all licenses and approvals required under applicable export laws and regulations, including without limitation, those of the U.S. Department of Commerce.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SITEK, INC.                                OPTICNET, INC.


By:                                        By:
   ----------------------------------         ----------------------------------

Name:                                      Name:
     --------------------------------           --------------------------------

Title:                                     Title:
      -------------------------------            -------------------------------



                                      13.